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                                  EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears above constitutes and appoints Debra Smithart his true and lawful attorney-in-fact and agent, with full power of substitution and, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated:  April 24, 1998                   By:  /s/ Thomas A. Price
                                              ---------------------------
                                                  Thomas A. Price
                                         President, Chief Executive Officer
                                         and Director (Principal Executive
                                                  Financial Officer)


Dated:  April 27, 1998                   By: /s/ Donald V. Strough
                                             ----------------------------
                                                 Donald V. Strough
                                         Chairman of the Board of Directors


Dated:  April 27, 1998                   By: /s/ Jean-Marc Chapus
                                             ----------------------------
                                                 Jean-Marc Chapus
                                                     Director

Dated:  April 30, 1998                   By: /s/ W. Bruce Bercovich
                                             ----------------------------
                                                 W. Bruce Bercovich
                                                     Director